Exhibit 10.10

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 13, 2006, is entered into by and among Gregg Appliances, Inc., an Indiana corporation (“Borrower”), HHG Distributing, LLC, an Indiana limited liability company (“Guarantor”), the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (individually, each a “Lender” and collectively, “Lenders”), and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), as agent for Lenders (in such capacity, “Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Agent and Lenders have entered into financing arrangements with Borrower pursuant to which Agent and Lenders may, upon certain terms and conditions, make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated February 3, 2005, among Agent, Lenders, Borrower and Guarantor (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Collateral Reporting.

(a) Section 7.1(a)(iii) of the Loan Agreement is hereby amended by (i) deleting the word “and” at the end of clause (E) of such Section, and (ii) inserting the following immediately prior to the semicolon at the end of such Section:

“, and (G) a report of each purchase of Senior Notes permitted pursuant to Section 9.9(e)(v)(B) hereof made during the immediately preceding month, which report shall include the effective date of each such purchase, the principal amount of Senior Notes purchased during such month and the amount that Borrower or Guarantor paid in respect thereof (including interest, fees and commissions, if any, paid in connection with any such purchase)”

(b) Section 7.1(a)(iv) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(iv) a report from the chief financial officer, treasurer or controller of Borrower as soon as possible after the end of each fiscal quarter (but in any event within ten (10) Business Days after the end thereof), commencing with the fiscal quarter ending (a) March 31, 2005, certifying the number of shares of Capital Stock issued by Borrower to Parent in conjunction with the issuance by Parent of its Capital Stock to employees of Borrower or its Subsidiaries or directors of Borrower and including information contemplated by Section 9.7(b)(iii) with respect to such issuances, and (b) June 30, 2006, certifying the number of new retail store locations opened by Borrower during such period,”

3. Sale of Assets, Consolidation, Merger, Dissolution, Etc. Section 9.7(b)(iii) of the Loan Agreement is hereby amended by deleting clause (A) to the proviso thereof in its entirety and replacing it with the following:

“(A) except in the case of Capital Stock issued by Borrower to Parent in conjunction with the issuance by Parent of its Capital Stock to employees of Borrower or its Subsidiaries or directors of Borrower (which shall be reported quarterly to Agent in accordance with Section 7.1(a)(iv) hereof), Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated with be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower or any Guarantor from such sale,”

4. Indebtedness. Section 9.9(e) of the Loan Agreement is hereby amended by deleting clause (v) thereof in its entirety and replacing it with the following:

“(v) Borrower and Guarantors shall not, directly or indirectly, redeem, retire, defease, purchase or otherwise acquire all or any part of such Indebtedness other than at maturity (as set forth in the Senior Note Indenture as in effect on the date hereof), or set aside or otherwise deposit or invest any sums for such purpose, except that:

(A) Borrower or any Guarantor may redeem or purchase such Indebtedness with the proceeds of the issuance and sale of Capital Stock of Borrower pursuant to a public or private offering permitted hereunder; provided, that, as of the date of any such redemption or purchase or any payment in respect thereof and after giving effect thereto: (1) Borrower and Guarantors shall have complied with all of the requirements of Section 9.7(b)(iii) with respect to such issuance and sale of Capital Stock and in addition to such requirements, the notice provided to Agent pursuant thereto shall specify that the proceeds are to be used for the redemption or purchase of such Indebtedness, the maximum amount that Borrower and Guarantors will pay in respect thereof and the range of the principal amount of the Senior Notes that Borrower anticipates will be so redeemed or purchased, (2) the redemption or repurchase shall be consummated within ninety (90) days after the issuance and sale of the Capital Stock of Borrower pursuant to such public or private offering, and (3) no Default, Event of Default or other Cash Dominion Event shall exist or have occurred and be continuing, and

(B) Borrower or any Guarantor may purchase such Indebtedness from the holders of the Senior Notes with the proceeds of the Loans or with cash on hand in one or a series of arm’s length transactions; provided, that (1) the maximum aggregate amount that Borrower or such Guarantor may pay in respect thereof shall not exceed $20,000,000 (exclusive of any unpaid accrued interest on the Senior Notes so purchased and any fees and commissions paid in connection with such purchase), (2) as of the date of any such purchase or any payment in respect thereof and after giving effect thereto, Excess Availability shall have been not less than $15,000,000, and (3) as of the date of any such purchase or any payment in respect thereof and after giving effect thereto, no Default, Event of Default or other Cash Dominion Event shall exist or have occurred and be continuing,”

5. Dividends and Redemptions. Section 9.11(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

(d) Borrower and Guarantors may repurchase Capital Stock consisting of common stock held by (1) employees of Borrower and its Subsidiaries or directors of Borrower pursuant to any stock ownership or option plan upon the termination, retirement or death of any such employee or director in accordance with the provisions of such plan, or (2) Parent in connection with the contemporaneous repurchase by Parent of an equal number of shares of its Capital Stock from such employees or directors, so long as (x) the repurchase from any such employee or director is pursuant to any stock ownership or option plan upon the termination, retirement or death of such employee or director in accordance with the provisions of such plan and (y) the purchase price per share is equal to the purchase price per share paid to such employee or director; provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower or Guarantor is a party or by which

Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any fiscal year (when taken together with the aggregate amount of loans made by Borrower to Parent in accordance with Section 9.10 (j) hereof) shall not exceed $1,500,000 (net of cash proceeds of any sales of Capital Stock to other employees and excluding the cancellation of stock purchase notes), except, that, the Borrower may repurchase the Capital Stock of Borrower owned by Dennis L. May upon his death, retirement or termination of employment in accordance with the terms of the Stockholders Agreement, dated the date hereof, by and among FS Equity Partners V, L.P., Gregg Investment Corporation, LLC, Jerry W. Throgmartin, Gregg William Throgmartin, Dennis L. May and Borrower (as in effect on the date hereof) provided, that, each of the following conditions is satisfied or waived in the determination of Agent: (A) as of the date of any such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) as of the date of such payment and after giving effect thereto, Excess Availability shall be not less than $10,000,000, and (C) the aggregate amount of payments made in respect of such repurchase shall not exceed $7,000,000.”

6. Conditions Precedent. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrower, Guarantor and the Required Lenders;

(b) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to effectuate the provisions or purposes of this Amendment or to permit, protect and perfect its security interests in and liens upon the Collateral;

(c) the representations and warranties set forth herein and in the Loan Agreement (as amended hereby) that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect thereto, except to the extent that any such representations or warranties expressly relate solely to an earlier date (in which case such representations or warranties shall have been true and correct on and as of such earlier date); and

(d) as of the date of this Amendment and after giving effect hereto, no Default or Event of Default shall exist or shall have occurred and be continuing.

7. Additional Representations, Warranties and Covenants. Each of Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrower:

(a) this Amendment has been duly authorized, executed and delivered by all necessary action on the part of Borrower and Guarantor which is a party hereto and, if necessary, its stockholders or members, and the agreements and obligations of Borrower and Guarantor contained herein constitute the legal, valid and binding obligations of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with their respective terms;

(b) No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other third party (including, without limitation, the Senior Note Trustee), is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment;

(c) neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof (i) does or shall conflict with or result in the breach of, or constitute a default in any respect under any mortgage, deed of trust, security agreement or other agreement, document or instrument to which Borrower or Guarantor is a party or may be bound (including, without limitation, the Senior Note Indenture), or (ii) shall violate any provision of the certificate of incorporation, certificate of formation, bylaws or operating agreement, as applicable, of Borrower or Guarantor; and

(d) as of the date of this Amendment, no Default or Event of Default exists or has occurred and is continuing.

8. Effect of this Amendment; Entire Agreement. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

10. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

13. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written.

GREGG APPLIANCES, INC.

By:	/S/ JERRY W. THROGMARTIN

Title:	Chief Executive Officer

HHG DISTRIBUTING, LLC

By: Gregg Appliances, Inc.

By:	/S/ JERRY W. THROGMARTIN

Title:	Chief Executive Officer

AGREED AND ACCEPTED:

WACHOVIA CAPITAL FINANCE CORPORATION

(CENTRAL), formerly known as Congress Financial

Corporation (Central), as Agent and as Lender

By:	/S/ GERALD C. WORDALL

Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC., as Lender

By:	/S/ JOSEPH KWASNY

Title:	Director

WELLS FARGO FOOTHILL, LLC, as Lender

By:	YELENA KRAVCHUK

Title:	Assistant Vice President